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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (to register Common Stock) of our report dated February 23, 1998, on our audits of the financial statements of Bruckner Supply Company, Inc. We also consent to the references to our firm under the caption "Experts".

                                          /s/ Anchin, Block & Anchin LLP

New York, New York
March 3, 1999